                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K



                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                      -----------------------------------



Date of Report (Date of earliest event reported):             November 3, 1997


                    INTERAMERICAS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

            TEXAS                       0-25194               87-0464860
 (State or other jurisdiction        (Commission            (IRS Employer
       of incorporation)              File Number)        Identification No.)



        1221 Brickell Avenue
        Miami, Florida                                             33131
       (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:  305/377-6790


         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

                        COMPLETION OF PRIVATE PLACEMENT

         On October 27, 1997, the Registrant completed a private placement of its units, consisting of 14% senior notes due October 27, 2007 and 5,250,000 warrants to purchase 5,250,000 shares, $.001 par value, of Common Stock of the Registrant, in an aggregate amount of up to $150.0 million (the "Offering") pursuant to Rule 144A and Regulation S promulgated under the US Securities Act of 1933 (the "Act"). Interest on the Senior Notes will be payable semi-annually in cash at a rate of 14% per annum on April 27 and October 27 of each year, commencing April 27, 1998. 5,250,000 warrants, which when exercised would entitle the holders thereof to acquire an aggregate of 5,250,000 shares of Common Stock, representing approximately 15.2% of the Common Stock of the Registrant on a fully diluted basis as of the date of the consummation of the Offering (assuming full vesting and exercise of all options and warrants on October 22, 1997). In addition, the initial purchaser was granted 2,250,000 warrants to acquire 2,250,000 shares of Common Stock, .001 par value, of the Registrant, at an exercise price of $4.40 per share. The securities offered pursuant to the Offering are not registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (b) Pro Forma Financial Information

   The unaudited pro forma condensed combined financial statements of the Registrant contained herein, consisting of the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1997 and the Unaudited Pro Forma Condensed Combined Statements of Operation for the year ended December 31, 1996 and the six months ended June 30, 1997, gives effect to the Offering, the use of proceeds therefrom and the consummation of the acquisition of Iusatel Chile S.A. (the "Iusatel Acquisition"). In addition, the pro forma condensed combined balance sheet of the Registrant as of June 30, 1997 gives effect to the transactions listed under Item 5 - Other Events contained in this Report and in the Report on Form 8-K filed by the Registrant on October 24, 1997.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            INTERAMERICAS COMMUNICATIONS CORPORATION



Date:  November 3, 1997                 /s/   Douglas G. Geib II
                                        ------------------------
                                        Douglas G. Geib II
                                        Chief Financial Officer

      INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION................ F-2

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (JUNE 30, 1997)........ F-3

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS....................... F-4

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS........ F-5

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial information consists of the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1997 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 (collectively the "Pro Forma Statements"). The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1997 gives effect to the Offering, the use of the proceeds therefrom and the consummation of the Iusatel Acquisition, as if they each had occurred at that date and the related Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 gives effect to the Offering, the application of proceeds therefrom and the consummation of the Iusatel Acquisition as if they each had occurred at the beginning of the relevant period. The Iusatel Acquisition is accounted for under the purchase method of accounting.

     The June 30, 1997 historical balance sheet information for ICCA and Iusatel has been derived from the unaudited June 30, 1997 balance sheets of ICCA and Iusatel, respectively, included in this Offering Memorandum. The information for the six months ended June 30, 1997 have been derived from ICCA's and Iusatel's unaudited statement of operations for the six months ended June 30, 1997 included elsewhere herein. The pro forma adjustments relating to the purchase by ICCA of Iusatel represent the Company's preliminary determinations of these adjustments and are based upon available information and certain assumptions the Company considers reasonable under the circumstances. Final amounts could differ from those set forth herein. The unaudited historical financial information of ICCA referred to above, in the opinion of management of ICCA, include all adjustments consisting only of normal recurring adjustments, necessary for a fair presentation of the results of ICCA for the unaudited interim periods.

     The Pro Forma Statements and accompanying notes should be read in conjunction with the Company's consolidated financial statements and Iusatel's Financial Statements, including the notes thereto, appearing elsewhere in this Offering Memorandum. The Pro Forma Statements do not purport to represent what the Company's results of operations or financial position would actually have been if the aforementioned transactions or events had occurred on the dates specified or to project the Company's results of operations or financial position for any future periods or at any future date. The pro forma adjustments are based upon available information and certain adjustments that the Company believes are reasonable. In the opinion of the Company, all adjustments have been made that are necessary to present fairly the Pro Forma Statements.

                    INTERAMERICAS COMMUNICATIONS CORPORATION

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 JUNE 30, 1997
                          (IN THOUSANDS OF US DOLLARS)

                                                  HISTORICAL
                             ----------------------------------------------------
                                           RECENT           ICCA                      PRO FORMA      PRO FORMA
                              ICCA     TRANSACTIONS(1)   AS ADJUSTED   IUSATEL(2)   ADJUSTMENTS(3)     ICCA
                             -------   ---------------   -----------   ----------   --------------   ---------
          ASSETS
Current assets:
  Cash and cash
    equivalents............  $   394       $   940(a)      $ 1,334       $   89        $  8,332(a)   $  9,755
  Restricted bank deposits
    and escrows............      853            --             853           --          82,147(b)     83,000
  Accounts receivable,
    net....................       45            --              45        1,742              --         1,787
  Notes and other
    receivables............       30            --              30          203              --           233
  Due from related
    parties................       44            --              44           --              --            44
  Prepaid expenses and
    other..................      552            --             552          607              --         1,159
                             -------       -------         -------       ------        --------      --------
         Total current
           assets..........    1,918           940           2,858        2,641          90,479        95,978
Restricted escrows.........       --            --              --           --          42,000(c)     42,000
Property and equipment,
  net......................    5,662            --           5,662        3,270              --         8,932
Intangibles, net...........    4,894            --           4,894           29           4,500(d)      9,423
Deferred financing costs
  and other................      481            10(b)          491           --          15,146(e)     15,637
                             -------       -------         -------       ------        --------      --------
         Total assets......  $12,955       $   950         $13,905       $5,940        $152,125      $171,970
                             =======       =======         =======       ======        ========      ========

         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank lines of credit and
    Bridge Notes...........  $   921       $   850(c)      $ 1,771       $   --        $ (1,771)(f)  $     --
  8% Convertible
    Debentures.............    1,974        (1,450)(d)         524           --            (524)(g)        --
  Accounts payable and
    accrued expenses.......      909            --             909        1,724              --         2,633
  Notes payable............       --            --              --          697              --           697
  Due to related parties...      297          (240)(e)          57        1,194              --         1,251
  Lease obligations,
    current................       88            --              88          242              --           330
  Other current
    liabilities............      340            --             340          917             (73)(h)     1,184
                             -------       -------         -------       ------        --------      --------
    Total current
      liabilities..........    4,529          (840)          3,689        4,774          (2,368)        6,095
7% Convertible
  Debentures...............    1,347          (500)(f)         847           --            (847)(i)        --
Senior Notes...............       --            --              --           --         131,625(j)    131,625
Lease obligations,
  long-term................      456            --             456           --              --           456
Other......................      152            --             152          132              --           284
                             -------       -------         -------       ------        --------      --------
    Total liabilities......    6,484        (1,340)          5,144        4,906         128,410       138,460
                             -------       -------         -------       ------        --------      --------
Stockholders' equity.......    6,471         2,290(g)        8,761        1,034          23,715(k)     33,510
                             -------       -------         -------       ------        --------      --------
         Total liabilities
           and
           stockholders'
           equity..........  $12,955       $   950         $13,905       $5,940        $152,125      $171,970
                             =======       =======         =======       ======        ========      ========

                    INTERAMERICAS COMMUNICATIONS CORPORATION

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
             (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)

                                      YEAR ENDED DECEMBER 31, 1996                       SIX MONTHS ENDED JUNE 30, 1997
                            -------------------------------------------------   -------------------------------------------------
                                 HISTORICAL                                          HISTORICAL
                            --------------------     PRO FORMA      PRO FORMA   --------------------     PRO FORMA      PRO FORMA
                             ICCA     IUSATEL(2)   ADJUSTMENTS(4)     ICCA       ICCA     IUSATEL(2)   ADJUSTMENTS(4)     ICCA
                            -------   ----------   --------------   ---------   -------   ----------   --------------   ---------
Sales.....................  $   652    $ 7,822        $     --      $  8,474    $   585    $ 4,392        $     --      $  4,977
Operating expenses:
  Cost of sales...........      958      5,598              --         6,556        668      2,515              --         3,183
  Selling, general and
    administrative........    3,345      5,068              --         8,413      1,754      2,588              --         4,342
  Depreciation and
    amortization..........      706        519             450(a)      1,675        431        257             225(a)        913
                            -------    -------        --------      --------    -------    -------        --------      --------
        Total operating
          expenses........    5,009     11,185             450        16,644      2,853      5,360             225         8,438
                            -------    -------        --------      --------    -------    -------        --------      --------
Loss from operations......   (4,357)    (3,363)           (450)       (8,170)    (2,268)      (968)           (225)       (3,461)
Other income (expense)....      (23)      (444)             --          (467)        33        (97)             --           (64)
Interest expense..........     (246)    (1,361)        (21,386)(b)   (22,993)      (531)      (154)        (10,749)(b)   (11,434)
                            -------    -------        --------      --------    -------    -------        --------      --------
Net loss..................  $(4,626)   $(5,168)       $(21,836)     $(31,630)   $(2,766)   $(1,219)       $(10,974)     $(14,959)
                            =======    =======        ========      ========    =======    =======        ========      ========
Net loss per common
  share...................  $ (0.31)                                $  (2.14)   $ (0.17)                                $   (.93)
                            =======                                 ========    =======                                 ========
Weighted average common
  shares outstanding
  (000's).................   14,796                                   14,796     16,153                                   16,153
                            =======                                 ========    =======                                 ========

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                         (IN THOUSANDS OF U.S. DOLLARS)

(1) Represents recent transactions by the Company occurring after July 1, 1997 and prior to the Offering that impact the capitalization of the Company. See "Certain Relationships and Related Party Transactions."

    (a) Cash and cash equivalents:

    Proceeds received by the Company from the Bridge
     Notes..................................................  $   950
    Cash used to pay expenses related to the Bridge Notes...      (10)
                                                              -------
                                                              $   940
                                                              =======

    (b) Deferred financing costs:

    Expenses in connection with the Bridge Notes............  $    10
                                                              =======

    (c) Bridge Notes:

    Issuance of Bridge Notes................................  $   950
    Value attributable to warrants issued in connection with
     Bridge Notes...........................................     (100)
                                                              -------
                                                              $   850
                                                              =======

    (d) 8% Convertible Debentures:

    Conversion of aggregate principal amount................  $ 1,450
                                                              =======

    (e) Due to related parties:

    Issuance of 80,000 common shares to extinguish a
liability to related party..................................  $   240
                                                              =======

    (f) 7% Convertible Debentures:

    Conversion of aggregate principal amount................  $   500
                                                              =======

    (g) Stockholders equity:

    Value attributable to 1,101,782 shares of Common Stock
     issued in connection with the conversion of Convertible
     Debentures.............................................  $ 1,950
    Value attributable to warrants issued in connection with
     Bridge Notes...........................................      100
    Value of 80,000 shares of Common Stock issued to
     extinguish a liability to related party................      240
    Value of 850,000 vested restricted shares of Common
     Stock issued to certain officers.......................    2,338
    Value of 500,000 vested restricted shares of Common
     Stock issued to certain former directors...............    1,420
    Value of 300,000 vested restricted shares of Common
     Stock issued to extinguish a liability to related
     party..................................................      852
    Value of options granted to acquire 850,000 shares of
     Common Stock to certain officers.......................      527
    Value of options granted to acquire 500,000 shares of
     Common Stock to certain former directors...............      355
    Noncash compensation expense recognized in connection
     with the issuance of 850,000 vested restricted shares
     of Common Stock to certain officers....................   (2,338)
    Noncash consulting expense recognized in connection with
     the issuance of 500,000 vested restricted shares of
     Common Stock to certain former directors...............   (1,420)
    Noncash interest expense recognized in connection with
     the issuance of 300,000 vested restricted shares of
     Common Stock to extinguish a liability to a related
     party..................................................     (852)
    Noncash compensation expense recognized is connection
     with the grant of options to acquire 850,000 shares of
     Common Stock to certain officers.......................     (527)
    Noncash consulting expense recognized is connection with
     the grant of options to acquire 500,000 shares of
     Common Stock to certain former directors...............     (355)
                                                              -------
                                                              $ 2,290
                                                              =======

                         (IN THOUSANDS OF U.S. DOLLARS)

(2) Represents condensed financial information derived from the Iusatel Financial Statements included elsewhere in this Offering Memorandum. The Iusatel Financial Statements have been prepared in accordance with Chilean GAAP. For comparative purposes, the amounts disclosed for the year ended December 31, 1995 have been restated in terms of Chilean Pesos of December 31, 1996 purchasing power while the unaudited interim June 30, 1997 amounts are expressed in constant Chilean Pesos of June 30, 1997. Such financial statements also include, for the convenience of the reader, translation of amounts from Chilean Pesos into U.S. dollars at the exchange rate on June 30, 1997 of Ch$416.47 = US$1.

The information below for Iusatel reconciles the Chilean GAAP convenience translation balances to US GAAP. The adjustment column reflects (a) the principal differences between Chilean GAAP and US GAAP included in Note 28 to the Iusatel Financial Statements; and (b) the impact of remeasuring (translating) amounts in accordance with the criteria set forth in Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation," using the current rate method of translation, as the Chilean Peso is considered to be the functional currency and the books and records are maintained in that currency as follows:

     - Assets and liabilities are translated using the current exchange rate at the balance sheet date.

     - Paid-in capital is translated at historical exchange rates.

     - Accumulated losses are translated at the weighted average of the historical rates in effect when the income was earned.

     - All revenues and expenses are translated using the exchange rate of the transaction date.

     - Adjustments from translation of the financial statements are reported in a separate component of equity.

     - Exchange gains and losses from translations and balances that are receivable or payable in a currency other than the functional currency are included in income.

                                                      IUSATEL'S BALANCE SHEET AT JUNE 30, 1997
                                                     ------------------------------------------
                                                      CHILEAN GAAP       US GAAP       US GAAP
                                                         THUS$         ADJUSTMENTS      THUS$
                                                     --------------   -------------   ---------
  Current assets...................................       $2,641           $  --        $2,641
  Fixed assets.....................................        3,817            (547)        3,270
  Other assets.....................................           30              (1)           29
                                                          ------           -----        ------
                                                          $6,488           $(548)       $5,940
                                                          ======           =====        ======
  Current liabilities..............................       $4,774           $  --        $4,774
  Long-term liabilities............................          132              --           132
  Shareholders' equity.............................        1,582            (548)        1,034
                                                          ------           -----        ------
                                                          $6,488           $(548)       $5,940
                                                          ======           =====        ======

                                           IUSATEL'S STATEMENT OF OPERATIONS FOR THE
                          ---------------------------------------------------------------------------
                              YEAR ENDED DECEMBER 31, 1996          SIX MONTHS ENDED JUNE 30, 1997
                          ------------------------------------   ------------------------------------
                          CHILEAN GAAP     US GAAP     US GAAP   CHILEAN GAAP     US GAAP     US GAAP
                             THUS$       ADJUSTMENTS    THUS$       THUS$       ADJUSTMENTS    THUS$
                          ------------   -----------   -------   ------------   -----------   -------
Sales...................    $ 8,111        $  (289)    $7,822      $ 4,419         $(27)      $ 4,392
Operating expenses:
  Cost of sales.........      4,824            774      5,598        3,137         (622)        2,515
  Selling, general and
    administrative......      5,230           (162)     5,068        2,595           (7)        2,588
  Depreciation and
    amortization........        536            (17)       519          258           (1)          257
                            -------        -------     -------     -------         ----       -------
                             10,590            595     11,185        5,990         (630)        5,360
                            -------        -------     -------     -------         ----       -------
Loss from operations....     (2,479)          (884)    (3,363)      (1,571)         603          (968)
Other income
  (expense).............        274           (718)      (444)        (403)         306           (97)
Interest expense........     (1,410)            49     (1,361)        (156)           2          (154)
                            -------        -------     -------     -------         ----       -------
  Net loss..............    $(3,615)       $(1,553)    $(5,168)    $(2,130)        $911       $(1,219)
                            =======        =======     =======     =======         ====       =======

                         (IN THOUSANDS OF U.S. DOLLARS)

(3) Represents pro forma adjustments to reflect the Offering, the application of proceeds therefrom and the consummation of the Iusatel Acquisition as follows:

    (a) Cash and cash equivalents:

  Proceeds from Senior Notes................................             $ 150,000
  Cash used to pay estimated transaction fees and expenses
    of the Offering.........................................                (7,500)
  Cash used to pay short-term bank lines of credit and
    Bridge Notes, net of
    restricted bank deposits................................                (1,018)
  Cash used to pay Convertible Debentures*..................                (2,900)
  Cash used for Iusatel Acquisition**.......................                (5,250)
  Cash transferred to short-term restricted escrows:**
    Collateral Account......................................  $(62,000)
    Pledge Account..........................................   (21,000)    (83,000)
                                                              --------
  Cash transferred to long-term restricted escrows:**
    Pledge Account (interest due after one year on Senior
      Notes)................................................               (42,000)
                                                                         ---------
                                                                         $   8,332
                                                                         =========

    (b) Restricted bank deposits and escrows:

  Proceeds from the Offering................................             $  83,000
  Restricted bank deposits used to pay bank lines of
    credit..................................................                  (853)
                                                                         ---------
                                                                            82,147
                                                                         =========

    (c) Restricted escrows (long-term):

  Pledge Account (for interest payments due beyond one year
    on Senior Notes)........................................             $  42,000
                                                                         =========

    (d) Intangible assets, net:

  Intangible assets acquired in the Iusatel Acquisition.....             $   4,500
                                                                         =========

    (e) Deferred financing costs and other:

  Estimated transaction fees and expenses related to Senior
    Notes...................................................             $   7,500
  Value of warrants issued to UBS Securities................                 7,875
  Write-off unamortized deferred financing costs related to
    Convertible Debentures and Bridge Notes.................                  (229)
                                                                         ---------
                                                                         $  15,146
                                                                         =========

    (f) Bank lines of credit and Bridge Notes:

  Payment of short-term bank lines of credit................             $    (921)
  Payment of Bridge Notes...................................                  (950)
  Unamortized value of the Bridge Notes warrants............                   100
                                                                         ---------
                                                                         $  (1,771)
                                                                         =========

    (g) 8% Convertible Debentures:

  Payment of original principal amount......................             $    (550)
  Unamortized value of warrants.............................                    26
                                                                         ---------
                                                                         $    (524)
                                                                         =========

    (h) Other current liabilities:

  Payment of accrued interest on Convertible Debentures.....             $     (73)
                                                                         =========

                         (IN THOUSANDS OF U.S. DOLLARS)

    (i) 7% Convertible Debentures:

    Payment of original principal amount....................             $  (1,000)
    Unamortized value of warrants...........................                   153
                                                                         ---------
                                                                         $    (847)
                                                                         =========

    (j) Senior Notes:

  Issuance of Senior Notes..................................             $ 150,000
  Proceeds of the Offering attributable to the Warrants
    based on their estimated fair value***..................               (18,375)
                                                                         ---------
                                                                         $ 131,625
                                                                         =========

    (k) Stockholders equity:

  Value attributable to the Warrants........................             $  18,375
  Value attributable to the warrants issued to UBS
    Securities..............................................                 7,875
  Eliminate historical equity of Iusatel....................                (1,034)
  Extraordinary loss on early extinguishment of debt........                (1,420)
  Reduction in additional paid in capital to eliminate value of beneficial conversion feature on Convertible
    Debentures..............................................                  (365)
  Value of 100,000 vested shares of Common Stock expected to be issued to a director upon consummation of the Iusatel
    Acquisition.............................................                   284
                                                                         ---------
                                                                         $  23,715
                                                                         =========

  * Cash used to pay Convertible Debentures reflects the Company's current estimate of the amount required to redeem the 7% Convertible Debentures and the 8% Convertible Debentures. This amount includes the original principal, accrued interest, redemption premiums, penalties for not filing a registration statement to register the shares of Common Stock issuable upon conversion of the Convertible Debentures and penalties for not converting the 8% Convertible Debentures pursuant to certain conversion notices. See "Business -- Legal Proceedings" and the "Convertible Debentures."

 ** See "Use of Proceeds" and "Description of Units -- Description of Senior
    Notes -- Proceeds Pledge and Escrow Agreement."

*** Represents the proceeds of the Offering attributable to the Warrants based on their estimated fair value. Such amount will be recorded as additional original issue discount ("OID") with respect to the Senior Notes and will be amortized over the life of the Senior Notes, using the effective interest method.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                        FINANCIAL STATEMENTS, CONTINUED
                         (IN THOUSANDS OF U.S. DOLLARS)

(4) Represents pro forma adjustments to reflect the Offering, the application of proceeds therefrom and the consummation of the Iusatel Acquisition on the condensed consolidated statements of operations for the year ended December 31, 1996 and for the six months ended June 30, 1997. The 1996 historical operating results for Resetel and HSA prior to the acquisition by the Company in 1996 have not been included in the pro forma tables for the year ended December 31, 1996 since such amounts are not significant.

                                                                               FOR THE
                                                                FOR THE       SIX MONTHS
                                                               YEAR ENDED       ENDED
                                                              DECEMBER 31,     JUNE 30,
                                                                  1996           1997
                                                              ------------   ------------
  (a) Depreciation and amortization:
         Represents the amortization of intangible assets
           acquired in the Iusatel Acquisition over a 10
           year period......................................    $    450       $    225
                                                                ========       ========
  (b) Interest Expense
         Interest expense on $150.0 million of Senior Notes
           at an interest rate of 14.0% per annum...........    $(21,000)      $(10,500)
         Represents current amortization expense related to
           deferred financing costs and the original issue
           discount attributable to warrants using the
           effective interest method over a 10 year
           period...........................................      (1,386)          (693)
         Elimination of historical interest expense of
           Iusatel for debt that will not be assumed by the
           Company pursuant to the acquisition*.............       1,000             --
         Elimination of previously recorded interest costs
           associated with the issuance of the Convertible
           Debentures during 1997 including actual interest
           expense, beneficial conversion option, and
           amortization of original issue discount
           attributable to warrants and deferred financing
           costs, net of capitalized interest...............          --            444
                                                                --------       --------
                                                                $(21,386)      $(10,749)
                                                                ========       ========